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[SBL LOGO]
SECURITY BENEFIT LIFE
INSURANCE COMPANY ("SBL")
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Member of The Security                                 700 SW Harrison St.
Benefit Group of Companies                             Topeka, Kansas 66636-0001

                          VARIABLE ANNUITY APPLICATION

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1.  OWNER (APPLICANT)

________________________________________________________________________________
First                                  MI            Last

________________________________________________________________________________
Street Address                                       APT

________________________________________________________________________________
City                                 State           Zip

___________________________        [_] MALE          ___________________________
Date of Birth                      [_] FEMALE                    SSN

________________________________________________________________________________
Telephone                            E-mail

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2.  JOINT OWNER

________________________________________________________________________________
First                                  MI            Last

________________________________________________________________________________
Street Address                                       APT

________________________________________________________________________________
City                                 State           Zip

___________________________        [_] MALE          ___________________________
Date of Birth                      [_] FEMALE                    SSN

________________________________________________________________________________
Telephone                            E-mail

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3.  ALLOCATION OF PURCHASE PAYMENTS

    Small Cap Growth Subaccount                  _____%
    Small Cap Value Subaccount                   _____%
    Technology Subaccount                        _____%
    International Subaccount                     _____%
    Global Subaccount                            _____%
    Mid Cap Growth Subaccount                    _____%
    Mid Cap Value Subaccount                     _____%
    Social Awareness Subaccount                  _____%
    Select 25 Subaccount                         _____%
    Capital Growth Subaccount                    _____%
    Enhanced Index Subaccount                    _____%
    Large Cap Growth Subaccount                  _____%
    Equity Subaccount                            _____%
    Main Street Growth and Income Subaccount     _____%
    Large Cap Value Subaccount                   _____%
    Global Total Return Subaccount               _____%
    Equity Income Subaccount                     _____%
    Managed Asset Allocation Subaccount          _____%
    Global Strategic Income Subaccount           _____%
    High Yield Subaccount                        _____%
    Diversified Income Subaccount                _____%
    Money Market Subaccount                      _____%
    Fixed Account                                _____%
                                                  100%
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4.   ANNUITANT (IF DIFFERENT FROM OWNER)

________________________________________________________________________________
First                                  MI            Last

________________________________________________________________________________
Street Address                                       APT

________________________________________________________________________________
City                                 State           Zip

___________________________        [_] MALE          ___________________________
Date of Birth                      [_] FEMALE                    SSN

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5.  PRIMARY BENEFICIARY

    First                     Last              DOB        Relationship to Owner

1.  ____________________________________________________________________________

2.  ____________________________________________________________________________

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6.  SECONDARY BENEFICIARY

    First                     Last              DOB        Relationship to Owner

1.  ____________________________________________________________________________

2.  ____________________________________________________________________________

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7.  TYPE OF ANNUITY CONTRACT

    [_] Non Qualified          [_] 403(b) TSA
    [_] 408(b) IRA             [_] 408A Roth IRA
    [_] 408(k) SEP-IRA         CONTRIBUTION YEAR __________

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8.   ELECTRONIC TRANSFER PRIVILEGE

     SBL will make transfers, account changes, and various other transactions based on instructions received via telephone, Internet, or other available electronic means. If you do not wish to authorize Electronic Transfers, you must check this box. [_]

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9.  BILLING INFORMATION

    Payment Amount $_____________________

    [_]  Salary Savings, SBL Bill Number, if known  ________

    Billing Statement Required:  No [_]    Yes [_], if yes...

    Frequency:      Weekly    [_]      Every 2 weeks [_]
                    Monthly   [_]      Twice Monthly [_]
                    Quarterly [_]      Semiannual    [_]
                    Annual    [_]

    Employer Name_______________________________________________________________

    Employer Address____________________________________________________________

    Employer Phone _____________________________________________________________

    [_]  Secur-O-Matic Bank Draft  [_]  Checking  [_]  Savings

    Frequency:      Monthly   [_]      Semiannual [_]
                    Quarterly [_]      Annual     [_]

    Draft Day___________________________________________________________________

    Bank Address________________________________________________________________

    Bank Phone Number___________________________________________________________

    Account Number______________________________________________________________

    Routing Transit Number______________________________________________________

    I authorize SBL to make withdrawals from my account maintained at the Bank. I authorize the Bank to charge my account for any withdrawals made by SBL for this purpose. This authority remains in effect until I revoke it in writing, and SBL and the Bank actually receive such notice.

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10.  REPLACEMENT

     Will this proposed Contract replace or change any existing annuity or insurance policy? [_] No [_] Yes If yes, please list company and policy number ____________________________________________________________________

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11.  DOLLAR COST AVERAGING

     Please establish an Automatic Transfer

     Frequency        [_] Monthly     [_] Quarterly

     From:  ________________________    To:  ________________________
                  (Subaccount)               ________________________
                                             ________________________
                                                   (Subaccount)

     Indicate dollar or percentage if going to two or more Accounts.

     Option:

     [_]  Fixed Amount $________ over _____ months/years;
     [_]  Fixed Period of ________ months/ years;
          (this option will transfer the entire account value)
     [_] Interest/Earnings only over _____ months/years. (Earnings will accrue for a one time period from the effective date before a transfer.)

     I understand that Automatic Transfers from the Fixed Account are limited as described in the Contract.

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12.  [_]  ASSET REALLOCATION REQUEST

     Please establish the quarterly Asset Reallocation option as follows:

     Small Cap Growth     _____%     Equity                            _____%
     Small Cap Value      _____%     Main Street Growth and Income     _____%
     Technology           _____%     Large Cap Value                   _____%
     International        _____%     Global Total Return               _____%
     Global               _____%     Equity Income                     _____%
     Mid Cap Growth       _____%     Managed Asset Allocation          _____%
     Mid Cap Value        _____%     Global Strategic Income           _____%
     Social Awareness     _____%     High Yield                        _____%
     Select 25            _____%     Diversified Income                _____%
     Capital Growth       _____%     Money Market                      _____%
     Enhanced Index       _____%     Fixed Account                     _____%
     Large Cap Growth     _____%

     Effective date of my first transfer: ____________________________

     The Fixed Account may not be used if the reallocation would violate the Transfer provisions of the Fixed Account as stated in the Contract. Initial purchase payment will be allocated based on instructions in Section 3, unless otherwise indicated.

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13.  STATEMENT OF UNDERSTANDING

     I have been given a current prospectus that describes the contract for which I am applying and a current prospectus for the funds which underlie each Subaccount above. If my annuity contract qualifies under section 403(b), I declare that I know: (1) the limits on redemption imposed by
     Section 403(b)(11) of the Internal Revenue Code; and (2) the investment choices available under my employer's Section 403(b) plan to which I may elect to transfer my account balance. I KNOW THAT ANNUITY PAYMENTS AND WITHDRAWAL VALUES, IF ANY, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS ARE VARIABLE AND DOLLAR AMOUNTS ARE NOT GUARANTEED. The amount paid and the application must be acceptable to SBL under its rules and practices. If they are, the contract applied for will be in effect on the Contract Date. If they are not, SBL will be liable only for the return of the amount paid. [_] Check this bos to receive a Statement of Additional Information.

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14.  TAX IDENTIFICATION NUMBER CERTIFICATION

     Under penalties of perjury I certify that (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and (2)* I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

     THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.

     ___________________________________________________________________________
     SIGNATURE OF OWNER      SIGNED AT (CITY-STATE)      DATE:  MONTH  DAY  YEAR

     ________________________
     SIGNATURE OF JOINT OWNER

     *You must  cross out item (2) above if you have  been  notified  by the IRS that you are currently subject to backup withholding because of underreporting of interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct Tax Identification Number.

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15.  REGISTERED REPRESENTATIVE/DEALER INFORMATION

     Representative's Statement - To the best of my knowledge, this application is not involved in the replacement of any life insurance or annuity contract, as defined in applicable Insurance Department Regulations, except as stated in question 10 above. I have complied with the requirements for disclosure and/or replacement.

     ___________________________________________________________________________
     SIGNATURE OF REPRESENTATIVE                                REP NUMBER

     ___________________________________________________________________________
     PRINT NAME OF REPRESENTATIVE          PRINT NAME OF        TELEPHONE NUMBER
                                           BROKER/DEALER
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For Company Representative's Use Only:  Option [_] A  [_] B  [_] C  [_] D
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[SBL LOGO]
SECURITY BENEFIT LIFE
INSURANCE COMPANY ("SBL")
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VARIABLE ANNUITY APPLICATION


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                                STATE DISCLOSURES


ALL JURISDICTIONS EXCEPT AR, AZ, CT, DC, FL, KS, KY, MN, NJ, NM, OH, OK, PA, TX AND VA.

Any person who, with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

NEW JERSEY ONLY

Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

OKLAHOMA ONLY

WARNING: Any person who knowingly and with intent to injure, defraud or deceive any insurer, makes a claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of insurance fraud.

AR, DC, KY, ME, NM, OH AND PA ONLY

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

CONNECTICUT AND TEXAS ONLY

Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud, as determined by a court of competent jurisdiction.

ARIZONA, FLORIDA AND MINNESOTA ONLY

Do Not Use this form. Use state specific form.

V9492 (R1-00)